Exhibit 4.20

CERTIFICATE OF FORMATION

OF

TRINITY HIGHWAY PRODUCTS, LLC,

a Delaware limited liability company

This Certificate of Formation of Trinity Highway Products, LLC (the “LLC”) is being duly executed and filed by S. Theis Rice as an authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §§ 18.101, et seq.).

FIRST: The name of the limited liability company formed hereby is:

Trinity Highway Products, LLC

SECOND: The address of the registered office of the LLC in the State of Delaware is:

c/o The Corporation Trust Company

(CT Corporation System)

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

THIRD: The name and address of the registered agent for service of process on the LLC in the State Of Delaware are:

The Corporation Trust Company

(CT Corporation System)

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

FOURTH: This certificate of formation will become effective as of December 1, 2006.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 16th day of November, 2006.

/s/ Theis Rice
S. Theis Rice